Exhibit 23.3

RESPEC Company, LLC,
3824 Jet Drive
Rapid City, SD 57703

Consent of RESPEC Company, LLC (RESPEC)

RESPEC Company, LLC (RESPEC) had appropriate individual Qualified Persons prepare the content in the Sections they were responsible for, identified below, in the technical report summary titled “Technical Report Summary on the Grassy Mountain Project, Oregon, U.S.A.” (the “TRS”) current as of May 27, 2026 for Paramount Gold Nevada Corp., portions of which are summarized on this Annual Report on Form 10-K (the “Form 10-K”).

Furthermore, we state that:

i.
The TRS was prepared in accordance with Subpart 229.1300 of Regulations S-K promulgated by the U.S. Securities and Exchange Commission and supports the Company’s Form 10-K;
ii.
We consent to the incorporation by reference of the TRS in the Registration Statements on Form S-3 (333-275376) and Form S-8 (No. 333-205024, No. 333-262857 and No. 333-291058) (the “Registration Statements”);
iii.
We consent to the use of and references to our name in connection with the TRS, Form 10-K and the Registration Statements; and
iv.
the information derived, summarized, quoted or referenced from the TRS, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and the Registration Statements.

RESPEC is responsible for authoring, and this consent pertains to, the following sections of the TRS:
Geology and Resources: 1.5, 1.6, 1.7, 1.8, 1.9, 1.11, 1.12, 2.4.3, 5, 6, 7, 8, 9.1, 9.2.2, 9.3.2, 11, 22.3, 22.4, 22.5, 22.7, 22.18.1.1, 22.18.1.3, 22.18.2.1, 23.3, 24, 25.2, 25.3 and 25.5
Mine Engineering: 1.13, 1.14, 1.15, 2.4.3, 12, 13.1, 13.7, 13.8, 13.9, 13.10, 13.11.1, 13.11.2, 13.11.3, 13.11.4, 13.11.5, 13.11.7, 13.11.8, 13.12, 13.13, 13.14, 18.1.8, 18.2.2, 22.8, 22.9, 22.18.1.4, 22.18.1.7, 22.18.1.8, 22.18.2.3, 22.18.2.4, 22.18.2.6, 22.18.2.7, 23.4, 24, 25.2, 25.3 and 25.5

Dated at Vancouver, Canada this 17th day of September 2026

/s/ Michael S. Lindholm

______________________________

Michael S. Lindholm
Principal Geologist
RESPEC Company, LLC